Annual Report


                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

HIGH YIELD BOND FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2008



RIVERSOURCE HIGH YIELD BOND FUND
SEEKS TO PROVIDE SHAREHOLDERS WITH
HIGH CURRENT INCOME AS ITS PRIMARY
OBJECTIVE AND, AS ITS SECONDARY
OBJECTIVE, CAPITAL GROWTH.


                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      6

The Fund's Long-term Performance ...     12

Fund Expenses Example...............     14

Portfolio of Investments............     17

Financial Statements................     28

Notes to Financial Statements.......     34

Report of Independent Registered
   Public Accounting Firm...........     59

Federal Income Tax Information......     61

Board Members and Officers..........     66

Approval of Investment Management
   Services Agreement...............     70

Proxy Voting........................     72

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

                       RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource High Yield Bond Fund (the Fund) Class A shares declined 2.40%
  (excluding sales charge) for the 12 months ended May 31, 2008.

> The Fund underperformed its benchmark, the JP Morgan Global High Yield Index, which fell 1.00% for the same period.

> The Fund underperformed the Lipper High Current Yield Bond Funds Index, representing the Fund's peer group, which declined 2.13% during the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended May 31, 2008)
--------------------------------------------------------------------------------

                                  1 year      3 years    5 years    10 years
---------------------------------------------------------------------------------
RiverSource High Yield Bond
  Fund Class A (excluding
  sales charge)                   -2.40%      +6.02%     +8.38%     +3.63%
---------------------------------------------------------------------------------
JP Morgan Global High Yield
  Index (unmanaged)               -1.00%      +6.38%     +8.46%     +5.65%
---------------------------------------------------------------------------------
Lipper High Current Yield
  Bond Funds Index                -2.13%      +5.61%     +7.60%     +3.56%
---------------------------------------------------------------------------------

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

--------------------------------------------------------------------------------

 2 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
----------------------------------------


        DURATION
SHORT    INT.     LONG
                           HIGH
                           MEDIUM        QUALITY
         X                 LOW

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO STATISTICS
----------------------------------------

Weighted average life(1)          5.6 years
--------------------------------------------
Effective duration(2)             3.6 years
--------------------------------------------
Weighted average bond rating(3)   B+
--------------------------------------------

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                         Total      Net Expenses(a)
-------------------------------------------------------
Class A                  1.13%           1.02%
-------------------------------------------------------
Class B                  1.89%           1.78%
-------------------------------------------------------
Class C                  1.88%           1.77%
-------------------------------------------------------
Class I                  0.72%           0.65%
-------------------------------------------------------
Class R2                 1.51%           1.45%
-------------------------------------------------------
Class R3                 1.26%           1.20%
-------------------------------------------------------
Class R4                 1.02%           0.95%
-------------------------------------------------------
Class R5                 0.78%           0.70%
-------------------------------------------------------
Class W                  1.17%           1.10%
-------------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), will not exceed 1.02% for Class A, 1.78% for Class B, 1.77% for Class C, 0.65% for Class I, 1.45% for Class R2, 1.20% for Class R3, 0.95% for Class R4, 0.70% for Class R5 and 1.10% for Class W.

(1) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(2) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(3) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

There are risks associated with an investment in a bond fund, including credit risk, interest rate risk, and prepayment and extension risk. See the Fund's prospectus for information on these and other risks associated with the Fund. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, generally have more volatile prices and carry more risk to principal and income than investment grade securities.

--------------------------------------------------------------------------------

                       RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MAY 31, 2008
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION*
 Class A (inception 12/8/83)          -2.40%    +6.02%    +8.38%    +3.63%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -3.17%    +5.08%    +7.48%    +2.81%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -3.21%    +5.21%    +7.50%      N/A       +4.50%
--------------------------------------------------------------------------------------------
 Class I (inception 3/4/04)           -2.36%    +6.31%      N/A       N/A       +6.89%
--------------------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)        -2.75%      N/A       N/A       N/A       +1.91%
--------------------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)        -2.47%      N/A       N/A       N/A       +2.20%
--------------------------------------------------------------------------------------------
 Class R4 (inception 3/20/95)         -1.87%    +6.20%    +8.57%    +3.78%        N/A
--------------------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)        -2.06%      N/A       N/A       N/A       +2.64%
--------------------------------------------------------------------------------------------
 Class W (inception 12/1/06)          -2.87%      N/A       N/A       N/A       +2.09%
--------------------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 12/8/83)          -7.02%    +4.34%    +7.34%    +3.10%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -7.69%    +3.92%    +7.18%    +2.81%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -4.11%    +5.21%    +7.50%      N/A       +4.50%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 4 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

AT JUNE 30, 2008
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION*
 Class A (inception 12/8/83)          -2.16%    +4.83%    +7.28%    +3.46%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -2.91%    +4.03%    +6.47%    +2.67%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -2.97%    +4.02%    +6.48%      N/A       +4.20%
--------------------------------------------------------------------------------------------
 Class I (inception 3/4/04)           -1.76%    +5.24%      N/A       N/A       +6.39%
--------------------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)        -2.47%      N/A       N/A       N/A       +0.82%
--------------------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)        -2.17%      N/A       N/A       N/A       +1.11%
--------------------------------------------------------------------------------------------
 Class R4 (inception 3/20/95)         -1.94%    +5.01%    +7.47%    +3.61%        N/A
--------------------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)        -2.15%      N/A       N/A       N/A       +1.29%
--------------------------------------------------------------------------------------------
 Class W (inception 12/1/06)          -2.60%      N/A       N/A       N/A       +1.01%
--------------------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 12/8/83)          -8.90%    +3.19%    +6.28%    +2.93%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -7.45%    +2.88%    +6.16%    +2.87%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          -3.87%    +4.02%    +6.48%      N/A       +4.20%
--------------------------------------------------------------------------------------------

Class A share performance reflects the maximum sales charge of 4.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

* For classes with less than 10 years performance.

--------------------------------------------------------------------------------

                       RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholders:
RiverSource High Yield Bond Fund (the Fund) Class A shares declined 2.40% (excluding sales charge) for the 12 months ended May 31, 2008. The Fund underperformed its benchmark, the JP Morgan Global High Yield Index (JP Morgan Index), which fell 1.00% during the same period. The Fund also underperformed the Lipper High Current Yield Bond Funds Index, representing the Fund's peer group, which declined 2.13% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
The high yield corporate bond market experienced more ups and downs during the annual period than at any other time in recent memory. The high yield market had rallied strongly going into the annual period, with spreads, or the yield differential between these securities and Treasuries, reaching an all-time low level in May 2007. During June and July 2007, problems in the subprime mortgage market spilled over into most other credit markets in general, and into the high yield corporate bond market in particular. High yield corporate bonds traded down sharply, as investors grew increasingly risk averse and spreads widened. In August, the high yield bond market stabilized somewhat, and from September through most

SECTOR DIVERSIFICATION(1) (at May 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Consumer Discretionary                              16.4%
--------------------------------------------------------------
Consumer Staples                                     6.9%
--------------------------------------------------------------
Energy                                              11.4%
--------------------------------------------------------------
Financials                                           3.9%
--------------------------------------------------------------
Health Care                                         10.6%
--------------------------------------------------------------
Industrials                                          5.0%
--------------------------------------------------------------
Materials                                           11.4%
--------------------------------------------------------------
Mortgage-Backed                                      0.4%
--------------------------------------------------------------
Telecommunication                                   25.2%
--------------------------------------------------------------
Utilities                                            6.9%
--------------------------------------------------------------
Other(2)                                             1.9%
--------------------------------------------------------------

(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents.

--------------------------------------------------------------------------------

 6 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

of October, the market actually rallied. Then, a second wave of concern hit the market amid a liquidity crunch, recession worries and ongoing turmoil in the housing, subprime mortgage and credit markets. Large investment banks took major credit-related write-downs and the highly leveraged structured product market remained somewhat dysfunctional. Thus, November through March proved to be another difficult span for the high yield bond market, with spreads widening once again.

The high yield bank loan sector performed particularly poorly in January and February, hit by the combination of growing credit concerns, the liquidity crunch and an overhang of supply with dried-up demand. All of this turmoil culminated in mid-March when the Federal Reserve Board (the Fed) orchestrated a buyout of Bear Stearns, which was on the verge of collapsing, by JPMorgan Chase. The Fed's actions stabilized the markets somewhat in the last months of the annual period by demonstrating that the Fed would do whatever was necessary to quiet fears and prevent systemic failure. In April, the high yield corporate bond market bounced back somewhat, with spreads tightening. The high yield corporate bond market exhibited relative stability during May.

The Fund's overweight positioning in the health care sector relative to the JP Morgan Index helped the Fund's results most, as this defensive sector proved to be less volatile than others in the high yield bond market. The bonds of hospital companies IASIS HEALTHCARE, HCA and COMMUNITY HEALTH SYSTEMS performed particularly well. The Fund also benefited from its overweight exposure to the

QUALITY BREAKDOWN
(at May 31, 2008; % of portfolio assets excluding cash equivalents and equities)
-----------------------------------------------------------------

AAA bonds                                            0.4%
--------------------------------------------------------------
BBB bonds                                            1.9%
--------------------------------------------------------------
BB bonds                                            33.4%
--------------------------------------------------------------
B bonds                                             49.2%
--------------------------------------------------------------
CCC bonds                                           14.4%
--------------------------------------------------------------
Non-rated bonds                                      0.7%
--------------------------------------------------------------

Bond ratings apply to the underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating. Ratings for 0.9% of the bond portfolio assets were determined through internal analysis.

--------------------------------------------------------------------------------

                       RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

energy sector. Here, holdings in energy infrastructure company DRESSER, INC. and exploration and production company SANDRIDGE ENERGY boosted results. In industrials, aluminum producer NORANDA ALUMINUM was an outstanding performer given rising commodity prices during the annual period. The Fund's underweight position in the automotive industry also contributed positively to performance, as this industry fared poorly during the period.

Conversely, retailer CLAIRE'S STORES, which had conducted a leveraged buyout in early 2007, performed poorly and detracted from the Fund's results. We sold the Fund's position in this issue during the second half of the fiscal year. Similarly, holding a position in REALOGY, the parent company of Century 21, ERA, Coldwell Banker and Sotheby's Intl Realty, detracted from the Fund's performance. REALOGY, which had completed a leveraged buyout in the spring of 2007, got swept by the brush of the massive slowdown in the housing market and concerns over housing depreciation. We maintained the Fund's holding in REALOGY, but did reduce the position during the period.

TOP TEN HOLDINGS (at May 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Select Medical
8.45% 2015                                           1.4%
--------------------------------------------------------------
Dresser
8.47% 2015                                           1.3%
--------------------------------------------------------------
ASG Consolidated LLC/Finance
11.35% 2011                                          1.3%
--------------------------------------------------------------
DIRECTV Holdings LLC/Finance
7.63% 2016                                           1.3%
--------------------------------------------------------------
Charter Communications
4.89-4.90% 2014                                      1.2%
--------------------------------------------------------------
Cott Beverage USA
8.00% 2011                                           1.2%
--------------------------------------------------------------
Liberty Media LLC
5.70% 2013                                           1.2%
--------------------------------------------------------------
INVISTA
9.25% 2012                                           1.1%
--------------------------------------------------------------
Alltel Communications
5.55% 2015                                           1.1%
--------------------------------------------------------------
IASIS Healthcare LLC
8.13% 2014                                           1.1%
--------------------------------------------------------------

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

 8 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The Fund's positioning in the homebuilder industry further detracted from results. Holdings such as HOVNANIAN ENTERPRISES and WILLIAM LYON HOMES, which we continued to hold, and STANDARD PACIFIC, which we sold by the end of the period, each lagged. We had shifted to a modestly overweight allocation in homebuilders during the first half of the period, seeking to build positions on market weakness given what we believed to be still-attractive longer-term fundamentals. However, it turned out that we bought a bit prematurely, as the housing industry continued to deteriorate during the period, prompting us to reduce the Fund's position in this group to an approximately equal weighting to the JP Morgan Index by the end of the period. Also within the homebuilders area, we moved into more senior parts of companies' capital structures during the second half of the period. For example, we sold subordinated bonds and senior bonds of HOVNANIAN ENTERPRISES and bought senior secured bonds of HOVNANIAN ENTERPRISES instead.

Performance from yellow pages publisher R.H. DONNELLEY was disappointing during the period, as pressures on print media grew with the omnipresence of the Internet. Still, we maintained the Fund's sizable position in R.H. DONNELLEY, as we believe the market overreacted and its sell-off was overdone. A holding in subprime auto lender TRIAD ACQUISITION also detracted from the Fund's performance as the credit crunch took hold. However, we believe prospects for a positive outcome in our TRIAD ACQUISITION position remains intact; the Fund continued to hold a position in this issue.

CHANGES TO THE FUND'S PORTFOLIO

Overall, we sought to use periods of strength in the high yield corporate bond market, such as the rally in April, to reduce the Fund's exposure to lower-rated issues and more cyclical sectors, and to increase its position in higher-rated securities and more defensive areas of the market. More specifically, we completely eliminated the Fund's exposure to the retail sector and reduced its allocation to homebuilders. We increased the Fund's position in energy to a meaningful overweight, as this sector tends to be more defensive and was benefiting from soaring oil and gas prices. We also increased the Fund's exposure to cable TV and satellite cable providers. We added to the Fund's holdings in wireline and wireless telecommunications companies as well. For example, we established a position in the bank debt of ALLTELL. Just after the close of the Fund's fiscal year, ALLTELL announced that it was going to be acquired by Verizon Wireless in a $28 billion deal that will create the biggest mobile phone company in the U.S. We also bought SPRINT ahead of its downgrade from investment grade status during the period in anticipation of just such a move.

--------------------------------------------------------------------------------

                       RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------

We strive to select the right bonds while maintaining a diligent review of potential credit risks at individual companies.

We added bank loan exposure across certain core holdings in the Fund during periods of market weakness, as these securities tend to be comparatively defensive in nature over time. In many cases, this positioned the Fund in a more senior part of a company's capital structure, thus reducing the overall risk within the portfolio.

At the end of the period, the Fund had materially greater exposure than the JP Morgan Index in the energy, health care, cable TV, wireline telecommunications and wireless telecommunications industries, with lesser overweights in the media, chemicals and food industries. Underweights in the Fund's portfolio included the technology, manufacturing and industrial, retail and automotive areas. The Fund also maintained holdings in the gaming and utilities industries, each at approximately equal weighting to the JP Morgan
Index.

OUR FUTURE STRATEGY

In our view, the high yield corporate bond market may well continue to be challenged over the months ahead, as a confluence of factors take hold. These factors include a weaker economy, slowed consumer spending, skyrocketing oil, gas and other commodity prices, a higher default rate and limited access to capital. One of the major questions that faces the market going forward is how the Fed will reconcile the need to both fight inflationary pressures and stimulate the economy. All told, this scenario indicates a difficult environment for the high yield corporate bond market, especially if the Fed chooses to increase rates, as we believe it eventually will.

Given that we are in the latter stages of the economic cycle and the risk we see for the further widening of spreads within the high yield corporate bond market, we intend to maintain the Fund's overweight positions in more defensive names and sectors and more modest exposure to cyclical areas of the market. We further intend to continue upgrading credit quality in the

--------------------------------------------------------------------------------

 10 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Fund's portfolio, seeking opportunities to reduce the Fund's position in lower-rated bonds and to move into higher-rated high yield bonds.

Going forward, we also believe more than ever that the key to potential outperformance will be leveraging our strength in credit research. We strive to select the right bonds while maintaining a diligent review of potential credit risks at individual companies. We sell bonds when we believe that risks outweigh a bond's total return potential.

We have a bottom-up approach when selecting credits. One of our competitive advantages is that our team of nine analysts performs in-depth research to acquire deep knowledge and insight of the industries it covers. We believe that good security selection based on quality and in-depth security research will be key to performance in the near term. We intend, of course, to continue to seek opportunities to capitalize on attractively valued bonds that have the potential for positive returns.

                                   LOGO
                                   Scott Schroepfer, CFA(R)
                                   Portfolio Manager

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource High Yield Bond Fund Class A shares (from 6/1/98 to 5/31/08) as compared to the performance of two widely cited performance indices, the JP Morgan Global High Yield Index and the Lipper High Current Yield Bond Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 4.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at May 31, 2008                     1 YEAR       3 YEARS      5 YEARS      10 YEARS
RIVERSOURCE HIGH YIELD BOND FUND
(INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000         $9,298      $11,359      $14,250      $13,604
-----------------------------------------------------------------------------------------------
        Average annual total return          -7.02%       +4.34%       +7.34%       +3.10%
-----------------------------------------------------------------------------------------------
JP MORGAN GLOBAL HIGH YIELD INDEX(1)
        Cumulative value of $10,000          $9,900      $12,039      $15,009      $17,333
-----------------------------------------------------------------------------------------------
        Average annual total return          -1.00%       +6.38%       +8.46%       +5.65%
-----------------------------------------------------------------------------------------------
LIPPER HIGH CURRENT YIELD BOND FUNDS INDEX(2)
        Cumulative value of $10,000          $9,787      $11,779      $14,423      $14,194
-----------------------------------------------------------------------------------------------
        Average annual total return          -2.13%       +5.61%       +7.60%       +3.56%
-----------------------------------------------------------------------------------------------

Results for other share classes can be found on pages 4 and 5.

--------------------------------------------------------------------------------

 12 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE HIGH YIELD BOND FUND LINE GRAPH)

                                                 RIVERSOURCE HIGH YIELD
                                                    BOND FUND CLASS A                                   LIPPER HIGH CURRENT YIELD
                                                 (INCLUDES SALES CHARGE)      JP MORGAN GLOBAL HIGH        BOND FUNDS INDEX(2)
                                                        ($13,604)           YIELD INDEX(1) ($17,333)            ($14,194)
                                                 -----------------------    ------------------------    -------------------------
'98                                                    $ 9,525                        $10,000                     $10,000
'99                                                      9,178                          9,999                       9,920
'00                                                      8,923                          9,722                       9,639
'01                                                      8,839                         10,027                       9,324
'02                                                      8,458                         10,310                       8,984
'03                                                      9,095                         11,549                       9,837
'04                                                     10,233                         13,078                      11,028
'05                                                     11,416                         14,399                      12,049
'06                                                     12,360                         15,465                      12,902
'07                                                     13,938                         17,508                      14,503
'08                                                     13,604                         17,333                      14,194

(1) The JP Morgan Global High Yield Index is an unmanaged index used to mirror the investable universe of the U.S. dollar global high yield corporate debt market of both developed and emerging markets. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper High Current Yield Bond Funds Index includes the 30 largest high yield bond funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds' expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 14 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             DEC. 1, 2007     MAY 31, 2008    THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,012.70         $ 5.55(c)        1.11%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.34         $ 5.57(c)        1.11%
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,003.60         $ 9.32(c)        1.87%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.56         $ 9.37(c)        1.87%
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,008.70         $ 9.29(c)        1.86%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,015.61         $ 9.32(c)        1.86%
-------------------------------------------------------------------------------------------
Class I
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,011.10         $ 3.45(c)         .69%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.43         $ 3.47(c)         .69%
-------------------------------------------------------------------------------------------
Class R2
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,007.50         $ 7.44(c)        1.49%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.45         $ 7.47(c)        1.49%
-------------------------------------------------------------------------------------------
Class R3
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,009.10         $ 6.24(c)        1.25%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,018.65         $ 6.27(c)        1.25%
-------------------------------------------------------------------------------------------
Class R4
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,014.10         $ 4.76(c)         .95%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.14         $ 4.77(c)         .95%
-------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,014.40         $ 3.81(c)         .76%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.08         $ 3.82(c)         .76%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             DEC. 1, 2007     MAY 31, 2008    THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,008.60         $ 5.69(c)        1.14%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.19         $ 5.72(c)        1.14%
-------------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2008: +1.27% for Class A, +0.36% for Class B, +0.87% for Class C, +1.11% for Class I, +0.75% for Class R2, +0.91% for Class R3, +1.41% for Class R4, +1.44% for Class R5 and +0.86% for Class W.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2009, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds) will not exceed 1.02% for Class A, 1.78% for Class B, 1.77% for Class C, 0.65% for Class I, 1.45% for Class R2, 1.20% for Class R3, 0.95% for Class R4, 0.70% for Class R5 and 1.10% for Class W. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2008. Had this change been in place for the entire six month period ended May 31, 2008, the actual expenses paid would have been $5.10 for Class A, $8.87 for Class B, $8.84 for Class C, $3.25 for Class I, $7.24 for Class R2, $5.99 for Class R3, $3.51 for Class R5 and $5.49 for Class W; the hypothetical expenses paid would have been $5.12 for Class A, $8.92 for Class B, $8.87 for Class C, $3.27 for Class I, $7.27 for Class R2, $6.02 for Class R3, $3.52 for Class R5 and $5.52 for Class W. The actual and hypothetical expenses paid for Class R4 would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

 16 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

MAY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

BONDS (82.6%)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
MORTGAGE-BACKED (0.4%)(f)
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OH3 Cl A3
  09-25-47                           2.89%       $9,255,082(i)          $5,345,447
----------------------------------------------------------------------------------

AEROSPACE & DEFENSE (2.4%)
Alion Science and Technology
  02-01-15                          10.25        10,600,000              7,473,000
DRS Technologies
  02-01-16                           6.63         1,315,000              1,370,888
  02-01-18                           7.63         4,020,000              4,331,550
L-3 Communications
  06-15-12                           7.63         5,205,000              5,296,088
  07-15-13                           6.13         2,035,000              1,973,950
L-3 Communications
 Series B
  10-15-15                           6.38        10,100,000              9,733,874
Moog
 Sr Sub Nts
  06-15-18                           7.25         3,695,000(d,g)         3,731,950
                                                                   ---------------
Total                                                                   33,911,300
----------------------------------------------------------------------------------

BUILDING MATERIALS (0.8%)
Gibraltar Inds
 Series B
  12-01-15                           8.00        11,907,000             10,001,880
Norcraft Companies LP/Finance
  11-01-11                           9.00           824,000                836,360
                                                                   ---------------
Total                                                                   10,838,240
----------------------------------------------------------------------------------

CHEMICALS (4.5%)
Chemtura
  06-01-16                           6.88        14,736,000             13,704,480
Hexion US Finance/Nova Scotia Finance
 Sr Secured
  11-15-14                           9.75         6,881,000              7,569,100
INVISTA
 Sr Unsecured
  05-01-12                           9.25        15,521,000(d)          15,986,629

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
CHEMICALS (CONT.)
MacDermid
 Sr Sub Nts
  04-15-17                           9.50%       $5,098,000(d)          $4,932,315
Momentive Performance
 Pay-in-kind
  12-01-14                          10.13        13,455,000(n)          11,941,313
NALCO
  11-15-11                           7.75         3,980,000              4,059,600
NALCO
 Sr Sub Nts
  11-15-13                           8.88         5,155,000              5,425,638
                                                                   ---------------
Total                                                                   63,619,075
----------------------------------------------------------------------------------

CONSTRUCTION MACHINERY (0.2%)
Terex
  01-15-14                           7.38         3,290,000              3,322,900
----------------------------------------------------------------------------------

CONSUMER CYCLICAL SERVICES (1.0%)
Realogy
  04-15-15                          12.38         5,214,000              2,841,630
West Corp
  10-15-14                           9.50         1,240,000              1,159,400
  10-15-16                          11.00        11,859,000             10,495,215
                                                                   ---------------
Total                                                                   14,496,245
----------------------------------------------------------------------------------

CONSUMER PRODUCTS (2.0%)
AAC Group Holding
 Sr Unsecured Pay-in-kind
  10-01-12                          14.75         1,517,579(n)           1,411,348
AAC Group Holding
 Sr Unsecured
 (Zero coupon through 10-01-08,
 thereafter 10.25%)
  10-01-12                           9.11         5,800,000(m)           5,626,000
Jarden
  05-01-17                           7.50        11,877,000             10,659,608
Sealy Mattress
  06-15-14                           8.25         3,245,000              2,863,713

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  17

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
CONSUMER PRODUCTS (CONT.)
Visant Holding
Sr Disc Nts
(Zero coupon through 12-01-08,
thereafter 10.25%)
  12-01-13                           8.91%       $4,815,000(m)          $4,688,606
Visant Holding
 Sr Nts
  12-01-13                           8.75         3,080,000              3,064,600
                                                                   ---------------
Total                                                                   28,313,875
----------------------------------------------------------------------------------

ELECTRIC (5.1%)
Dynegy Holdings
 Sr Unsecured
  05-01-16                           8.38         6,610,000              6,643,050
  05-15-18                           7.13         8,020,000              7,398,450
Edison Mission Energy
 Sr Unsecured
  06-15-16                           7.75         1,672,000              1,713,800
Energy Future Holdings
  11-01-17                          10.88         2,320,000(d)           2,418,600
Midwest Generation LLC
 Pass-Through Ctfs Series B
  01-02-16                           8.56         5,858,628              6,217,469
Mirant Americas Generation LLC
 Sr Unsecured
  05-01-11                           8.30         4,870,000              5,052,625
Mirant North America LLC
  12-31-13                           7.38         9,509,000              9,580,318
NRG Energy
  02-01-14                           7.25         5,441,000              5,332,180
  02-01-16                           7.38         1,215,000              1,184,625
  01-15-17                           7.38        14,165,000             13,846,287
Reliant Energy
  12-15-14                           6.75         1,660,000              1,689,050
Reliant Energy
 Sr Unsecured
  06-15-17                           7.88         3,450,000              3,475,875
Texas Competitive Electric Holdings LLC
  11-01-15                          10.25         7,395,000(d)           7,542,900
                                                                   ---------------
Total                                                                   72,095,229
----------------------------------------------------------------------------------

ENTERTAINMENT (1.0%)
AMC Entertainment
  02-01-16                          11.00         5,748,000              5,834,220

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
ENTERTAINMENT (CONT.)
United Artists Theatre Circuit
 Pass-Through Ctfs Series BB5
  07-01-15                           9.30%       $6,678,996(l)          $6,745,786
United Artists Theatre Circuit
 Pass-Through Ctfs Series BC3
  07-01-15                           9.30         2,147,298(l)           2,168,771
                                                                   ---------------
Total                                                                   14,748,777
----------------------------------------------------------------------------------

ENVIRONMENTAL (0.4%)
Clean Harbors
 Sr Secured
  07-15-12                          11.25         5,435,000              5,774,688
----------------------------------------------------------------------------------

FOOD AND BEVERAGE (4.4%)
ASG Consolidated LLC/Finance
 Sr Disc Nts
 (Zero coupon through 11-01-08,
 thereafter 11.50%)
  11-01-11                          11.35        19,195,000(m)          17,755,374
Constellation Brands
  12-15-14                           8.38         4,990,000              5,239,500
  09-01-16                           7.25         5,305,000              5,278,475
  05-15-17                           7.25         6,195,000              6,117,563
Cott Beverages USA
  12-15-11                           8.00        19,335,000             16,289,738
Pinnacle Foods Finance LLC
 Sr Sub Nts
  04-01-17                          10.63        13,488,000             11,599,680
                                                                   ---------------
Total                                                                   62,280,330
----------------------------------------------------------------------------------

GAMING (5.2%)
Circus & Eldorado Jt Venture/Silver Legacy Capital
 1st Mtge
  03-01-12                          10.13         9,215,000              9,226,519
Firekeepers Development Authority
 Sr Secured
  05-01-15                          13.88         7,160,000(d)           7,213,700
Fontainebleau Las Vegas Holdings LLC/Capital
 2nd Mtge
  06-15-15                          10.25        14,586,000(d)          10,611,314
Indianapolis Downs LLC/Capital
 Sr Secured
  11-01-12                          11.00         3,522,000(d)           3,275,460
MGM Mirage
  06-01-16                           7.50         4,450,000              3,954,938

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 18 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
GAMING (CONT.)
Pokagon Gaming Authority
Sr Nts
  06-15-14                          10.38%       $9,555,000(d)         $10,343,287
Shingle Springs Tribal Gaming Authority
 Sr Nts
  06-15-15                           9.38         8,790,000(d)           7,647,300
Station Casinos
 Sr Sub Nts
  02-01-14                           6.50         5,075,000              3,197,250
  03-01-16                           6.88         6,902,000              4,201,593
  03-15-18                           6.63         6,944,000              4,062,240
Tunica-Biloxi Gaming Authority
 Sr Unsecured
  11-15-15                           9.00        10,245,000(d)          10,014,488
                                                                   ---------------
Total                                                                   73,748,089
----------------------------------------------------------------------------------

GAS DISTRIBUTORS (0.4%)
Southwestern Energy
 Sr Unsecured
  02-01-18                           7.50         4,875,000(d)           4,990,781
----------------------------------------------------------------------------------

GAS PIPELINES (1.3%)
MarkWest Energy Partners LP/Finance
 Sr Nts
  04-15-18                           8.75         6,280,000(d)           6,578,300
Southern Star Central
 Sr Nts
  03-01-16                           6.75         7,040,000              6,784,800
Williams Partners LP/Finance
 Sr Unsecured
  02-01-17                           7.25         4,835,000              4,943,788
                                                                   ---------------
Total                                                                   18,306,888
----------------------------------------------------------------------------------

HEALTH CARE (7.8%)
Community Health Systems
  07-15-15                           8.88        14,192,000             14,635,499
DaVita
  03-15-13                           6.63         9,346,000              9,088,985
  03-15-15                           7.25         7,525,000              7,355,688
HCA
 Sr Secured
  11-15-16                           9.25         5,956,000              6,291,025
HCA
 Sr Unsecured
  02-15-16                           6.50        12,190,000             10,559,588

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
HEALTH CARE (CONT.)
MedCath Holdings
  07-15-12                           9.88%      $11,736,000            $12,205,440
NMH Holdings
 Sr Unsecured Pay-in-kind
  06-15-14                           9.14         5,638,357(d,i,n)       4,961,754
Omnicare
  12-15-13                           6.75         9,065,000              8,498,438
  12-15-15                           6.88         4,438,000              4,116,245
Omnicare
 Sr Sub Nts
  06-01-13                           6.13         5,655,000              5,230,875
Select Medical
 Sr Unsecured
  09-15-15                           8.45        21,884,000(i)          19,148,499
Vanguard Health Holding I LLC
 Sr Disc Nts
 (Zero coupon through 10-01-09,
 thereafter 11.25%)
  10-01-15                           7.70         2,955,000(m)           2,570,850
Vanguard Health Holding II LLC
  10-01-14                           9.00         6,532,000              6,711,630
                                                                   ---------------
Total                                                                  111,374,516
----------------------------------------------------------------------------------

HOME CONSTRUCTION (2.0%)
Hovnanian Enterprises
  05-01-13                          11.50         9,940,000(d)          10,337,600
Meritage Homes
 Sr Nts
  05-01-14                           7.00         3,010,000              2,550,975
Norcraft Holdings LP/Capital
 Sr Disc Nts
 (Zero coupon through 09-01-08,
 thereafter 9.75%)
  09-01-12                           8.17         8,620,000(m)           8,016,600
William Lyon Homes
  02-15-14                           7.50        12,380,000              7,304,200
                                                                   ---------------
Total                                                                   28,209,375
----------------------------------------------------------------------------------

INDEPENDENT ENERGY (8.2%)
Chesapeake Energy
  08-15-14                           7.00         5,722,000              5,700,543
  01-15-16                           6.63         6,892,000              6,685,240
  01-15-18                           6.25         2,520,000              2,362,500
Compton Petroleum Finance
  12-01-13                           7.63        13,746,000(c)          13,453,897

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  19

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
INDEPENDENT ENERGY (CONT.)
Connacher Oil and Gas
Sr Secured
  12-15-15                          10.25%       $9,160,000(c,d)        $9,663,799
Denbury Resources
  12-15-15                           7.50         6,465,000              6,545,813
EXCO Resources
  01-15-11                           7.25         9,018,000              8,848,912
Forest Oil
  06-15-19                           7.25         2,803,000              2,753,948
Forest Oil
 Sr Nts
  06-15-19                           7.25         4,437,000(d)           4,359,353
Hilcorp Energy I LP/Finance
 Sr Unsecured
  11-01-15                           7.75        10,895,000(d)          10,649,862
KCS Energy
  04-01-12                           7.13         6,645,000              6,478,875
Newfield Exploration
 Sr Sub Nts
  05-15-18                           7.13         4,445,000              4,389,438
PetroHawk Energy
  07-15-13                           9.13         4,980,000              5,179,200
Quicksilver Resources
  04-01-16                           7.13         7,850,000              7,653,750
Range Resources
  05-15-16                           7.50         3,250,000              3,315,000
  05-01-18                           7.25         2,010,000              2,045,175
Sandridge Energy
 Pay-in-kind
  04-01-15                           8.63        12,345,000(d,n)        12,684,487
Sandridge Energy
 Sr Nts
  06-01-18                           8.00         4,330,000(d)           4,373,300
                                                                   ---------------
Total                                                                  117,143,092
----------------------------------------------------------------------------------

MEDIA CABLE (3.2%)
Cablevision Systems
 Sr Unsecured Series B
  04-15-12                           8.00         6,465,000              6,287,213
Charter Communications Holdings II LLC/Capital
  10-01-13                          10.25         4,200,000              3,895,500
Charter Communications Holdings II LLC/Capital
 Series B
  09-15-10                          10.25         4,617,000              4,588,144

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
MEDIA CABLE (CONT.)
Charter Communications Operating LLC/Capital
 Sr Secured
  04-30-14                           8.38%         $956,000(d)            $939,270
  09-15-14                          10.88         7,415,000(d)           7,924,781
CSC Holdings
 Sr Nts
  06-15-15                           8.50        10,045,000(d,g)        10,057,555
Mediacom LLC/Capital
 Sr Unsecured
  01-15-13                           9.50         5,920,000              5,653,600
Videotron
 Sr Nts
  04-15-18                           9.13         1,545,000(c,d)         1,653,150
Virgin Media Finance
  04-15-14                           8.75         5,145,000(c)           5,054,963
                                                                   ---------------
Total                                                                   46,054,176
----------------------------------------------------------------------------------

MEDIA NON CABLE (9.1%)
Dex Media West LLC/Finance
 Sr Sub Nts Series B
  08-15-13                           9.88         4,719,000              4,547,936
Dex Media West LLC/Finance
 Sr Unsecured
 Series B
  08-15-10                           8.50         1,360,000              1,363,400
DIRECTV Holdings LLC/Finance
  06-15-15                           6.38         5,175,000              4,909,781
DIRECTV Holdings LLC/Finance
 Sr Nts
  05-15-16                           7.63        17,505,000(d)          17,461,237
EchoStar DBS
  02-01-16                           7.13        15,494,000             14,796,770
Idearc
  11-15-16                           8.00         3,941,000              2,817,815
Lamar Media
 Series B
  08-15-15                           6.63         6,030,000              5,683,275
Lamar Media
 Series C
  08-15-15                           6.63         4,146,000              3,907,605
Lamar Media
 Sr Unsecured
  08-15-15                           6.63         7,632,000              7,193,160

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 20 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
MEDIA NON CABLE (CONT.)
LBI Media
Sr Sub Nts
  08-01-17                           8.50%       $5,112,000(d)          $4,089,600
Liberty Media LLC
 Sr Unsecured
  05-15-13                           5.70        17,771,000             16,260,234
  02-01-30                           8.25         5,855,000              5,261,654
Radio One
  02-15-13                           6.38        12,370,000              9,339,350
Radio One
 Series B
  07-01-11                           8.88         1,035,000                870,694
Rainbow Natl Services LLC
  09-01-12                           8.75        12,485,000(d)          12,797,125
  09-01-14                          10.38         3,003,000(d)           3,213,210
RH Donnelley
 Sr Disc Nts Series A-1
  01-15-13                           6.88         1,420,000                951,400
RH Donnelley
 Sr Disc Nts Series A-2
  01-15-13                           6.88         6,010,000              4,026,700
RH Donnelley
 Sr Unsecured
  01-15-13                           6.88        12,483,000              8,363,610
                                                                   ---------------
Total                                                                  127,854,556
----------------------------------------------------------------------------------

METALS (1.7%)
California Steel Inds
 Sr Nts
  03-15-14                           6.13         3,984,000              3,476,040
CII Carbon LLC
  11-15-15                          11.13         3,890,000(d)           3,821,925
Freeport-McMoRan Copper & Gold
 Sr Unsecured
  04-01-15                           8.25         7,965,000              8,442,900
  04-01-17                           8.38         1,350,000              1,451,250
Noranda Aluminum Acquisition
 Sr Unsecured Pay-in-kind
  05-15-15                           6.83         8,070,000(d,i,n)       7,081,425
                                                                   ---------------
Total                                                                   24,273,540
----------------------------------------------------------------------------------

NON CAPTIVE CONSUMER (0.7%)
Triad Acquisition
 Sr Unsecured Series B
  05-01-13                          11.13        17,150,000             10,204,250
----------------------------------------------------------------------------------

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)

NON CAPTIVE DIVERSIFIED (1.3%)
Ford Motor Credit LLC
 Sr Unsecured
  08-10-11                           9.88%       $4,908,000             $4,661,177
GMAC LLC
 Sr Unsecured
  09-15-11                           6.88         6,010,000              5,066,977
  08-28-12                           6.88        11,560,000              9,311,452
                                                                   ---------------
Total                                                                   19,039,606
----------------------------------------------------------------------------------

OIL FIELD SERVICES (1.6%)
Helix Energy Solutions Group
 Sr Unsecured
  01-15-16                           9.50         9,820,000(d)          10,212,800
Key Energy Services
  12-01-14                           8.38        11,620,000(d)          11,997,650
                                                                   ---------------
Total                                                                   22,210,450
----------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (1.0%)
Cardtronics
  08-15-13                           9.25         8,906,000              8,527,495
Cardtronics
 Sr Sub Nts
  08-15-13                           9.25         5,653,000(d)           5,412,748
                                                                   ---------------
Total                                                                   13,940,243
----------------------------------------------------------------------------------

OTHER INDUSTRY (0.9%)
Baldor Electric
  02-15-17                           8.63         2,855,000              2,926,375
Chart Inds
 Sr Sub Nts
  10-15-15                           9.13         9,185,000              9,414,625
                                                                   ---------------
Total                                                                   12,341,000
----------------------------------------------------------------------------------

PACKAGING (1.4%)
Crown Americas LLC/Capital
  11-15-15                           7.75         4,597,000              4,826,850
Owens-Brockway Glass Container
  05-15-13                           8.25         1,857,000              1,921,995
Vitro
  02-01-17                           9.13        16,236,000(c)          13,719,420
                                                                   ---------------
Total                                                                   20,468,265
----------------------------------------------------------------------------------

PAPER (2.8%)
Boise Cascade LLC
  10-15-14                           7.13         5,867,000              5,118,958

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  21

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
PAPER (CONT.)
Cascades
  02-15-13                           7.25%       $2,985,000(c)          $2,626,800
Georgia-Pacific LLC
  01-15-17                           7.13         8,968,000(d)           8,855,899
Jefferson Smurfit US
 Sr Unsecured
  06-01-13                           7.50         8,335,000              7,334,800
NewPage
 Secured
  05-01-12                          10.00         1,165,000(d)           1,240,725
NewPage
 Sr Secured
  05-01-12                          10.00         5,072,000              5,401,680
Norampac
  06-01-13                           6.75         6,045,000(c)           5,138,250
Smurfit-Stone Container Enterprises
 Sr Unsecured
  03-15-17                           8.00         4,535,000              3,911,438
                                                                   ---------------
Total                                                                   39,628,550
----------------------------------------------------------------------------------

PHARMACEUTICALS (0.7%)
Warner Chilcott
  02-01-15                           8.75         9,902,000             10,149,550
----------------------------------------------------------------------------------

RAILROADS (0.1%)
Kansas City Southern Railway
 Sr Nts
  06-01-15                           8.00         1,828,000(g)           1,837,140
----------------------------------------------------------------------------------

TECHNOLOGY (2.1%)
Communications & Power Inds
  02-01-12                           8.00         9,130,000              8,970,225
CPI Intl
 Sr Unsecured
  02-01-15                           8.94         2,558,000(i)           2,602,765
NXP BV/Funding LLC
  10-15-15                           9.50         2,145,000(c)           2,024,344
SS&C Technologies
  12-01-13                          11.75         3,414,000              3,593,235
SunGard Data Systems
  08-15-15                          10.25        12,375,000             12,870,000
                                                                   ---------------
Total                                                                   30,060,569
----------------------------------------------------------------------------------

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)

TRANSPORTATION SERVICES (0.6%)
Hertz
  01-01-16                          10.50%       $5,604,000             $5,589,990
Quality Distribution LLC/Capital
  01-15-12                           7.21         4,239,000(i)           2,818,935
                                                                   ---------------
Total                                                                    8,408,925
----------------------------------------------------------------------------------

WIRELESS (3.5%)
Centennial Communications
 Sr Nts
  01-01-13                           8.45         8,346,000(i)           7,949,565
MetroPCS Wireless
  11-01-14                           9.25         9,995,000              9,607,694
Nextel Communications
 Series D
  08-01-15                           7.38        17,031,000             13,709,955
Sprint Capital
  05-01-09                           6.38         7,875,000              7,835,625
  01-30-11                           7.63        10,900,000             10,545,750
                                                                   ---------------
Total                                                                   49,648,589
----------------------------------------------------------------------------------

WIRELINES (4.9%)
Citizens Communications
 Sr Nts
  01-15-13                           6.25         3,655,000              3,435,700
Citizens Communications
 Sr Unsecured
  03-15-19                           7.13         9,705,000              8,880,075
Fairpoint Communications
 Sr Unsecured
  04-01-18                          13.13         7,865,000(d)           8,022,300
GCI
 Sr Unsecured
  02-15-14                           7.25         9,632,000              8,283,520
Level 3 Communications
 Sub Nts
  09-15-09                           6.00         3,050,000              2,943,250
Level 3 Financing
  03-15-13                          12.25         4,775,000              4,966,000
Qwest Capital Funding
  08-15-10                           7.90         1,805,000              1,800,488
Qwest
 Sr Unsecured
  06-15-15                           7.63        11,190,000             11,134,050

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 22 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                  VALUE(A)
WIRELINES (CONT.)
Windstream
  08-01-13                           8.13%       $1,875,000             $1,917,188
  08-01-16                           8.63        13,707,000             14,169,610
  03-15-19                           7.00         4,605,000              4,363,238
                                                                   ---------------
Total                                                                   69,915,419
----------------------------------------------------------------------------------

TOTAL BONDS
(Cost: $1,222,149,643)                                              $1,174,553,675
----------------------------------------------------------------------------------

SENIOR LOANS (13.2%)(h)
                                   COUPON       PRINCIPAL
BORROWER                            RATE          AMOUNT                   VALUE(A)
AEROSPACE & DEFENSE (0.3%)
Aero Technical Support
 1st Lien Term Loan
  08-16-14                             5.96%     $5,383,120              $4,548,737
-----------------------------------------------------------------------------------

AUTOMOTIVE (0.5%)
Ford Motor
 Term Loan
  12-15-13                             5.80       8,300,000               7,144,225
-----------------------------------------------------------------------------------

CONSUMER PRODUCTS (0.4%)
Spectrum Brands
 Letter of Credit
  03-30-14                        6.71-7.12          90,841                  86,344
Spectrum Brands
 Tranche B Term Loan
  03-30-13                        6.59-6.73       5,671,567               5,390,824
                                                                    ---------------
Total                                                                     5,477,168
-----------------------------------------------------------------------------------

ENTERTAINMENT (0.3%)
AMC Entertainment
 Pay-in-kind Term Loan
  06-13-12                             7.80       5,684,904(n)            4,547,923
-----------------------------------------------------------------------------------

GAMING (1.6%)
Fontainebleau Las Vegas
 Delayed Draw Term Loan
  TBD                                   TBD       5,657,216(g,o,p)        4,808,634
Fontainebleau Las Vegas
 Tranche B Term Loan
  06-06-14                             6.26      11,314,432               9,617,267

SENIOR LOANS (CONTINUED)
                                   COUPON       PRINCIPAL
BORROWER                            RATE          AMOUNT                   VALUE(A)
GAMING (CONT.)
Great Lakes Gaming of Michigan
 Term Loan
  08-15-12                             9.00%     $9,133,769(l)           $8,951,094
                                                                    ---------------
Total                                                                    23,376,995
-----------------------------------------------------------------------------------

HEALTH CARE (1.7%)
HCA
 Tranche B Term Loan
  11-17-13                             4.95      11,654,794              10,971,241
IASIS Healthcare LLC
 Pay-in-kind Term Loan
  06-13-14                             8.13      17,198,166(n)           15,220,376
                                                                    ---------------
Total                                                                    26,191,617
-----------------------------------------------------------------------------------

MEDIA CABLE (1.2%)
Charter Communications
 Term Loan
  09-06-14                        4.89-4.90      18,461,225              16,416,644
-----------------------------------------------------------------------------------

MEDIA NON CABLE (1.2%)
Intelsat Bermuda
 Term Loan
  02-01-14                             5.20       7,615,000(c)            7,658,786
Nielsen Finance
 Term Loan
  08-09-13                             4.73       9,736,920(c)            9,126,805
                                                                    ---------------
Total                                                                    16,785,591
-----------------------------------------------------------------------------------

OIL FIELD SERVICES (1.3%)
Dresser
 2nd Lien Term Loan
  05-04-15                             8.47      19,560,000              18,663,565
-----------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (0.6%)
ACE Cash Express
 Term Loan
  10-05-13                        5.71-7.91       9,880,923               7,871,835
-----------------------------------------------------------------------------------

TECHNOLOGY (1.2%)
Flextronics Intl
 Term Loan
  10-01-14                        4.93-6.50      14,021,515              13,040,009
Flextronics Intl
 Tranche A1A Delayed Draw Term Loan
  10-01-14                             4.96       4,029,171               3,747,129
                                                                    ---------------
Total                                                                    16,787,138
-----------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  23

SENIOR LOANS (CONTINUED)
                                   COUPON       PRINCIPAL
BORROWER                            RATE          AMOUNT                   VALUE(A)

WIRELESS (1.1%)
Alltel Communications
 Tranche B2 Term Loan
  TBD                                   TBD      $3,675,000(g,o)         $3,404,447
  05-15-15                             5.55%     12,785,000              11,843,768
                                                                    ---------------
Total                                                                    15,248,215
-----------------------------------------------------------------------------------

WIRELINES (1.8%)
Fairpoint Communications
 Tranche B Term Loan
  03-08-15                             5.75      14,901,000              13,497,027
Qwest
 Tranche B Term Loan
  06-30-10                             6.95      11,362,000              11,409,380
                                                                    ---------------
Total                                                                    24,906,407
-----------------------------------------------------------------------------------

TOTAL SENIOR LOANS
(Cost: $199,618,154)                                                   $187,966,060
-----------------------------------------------------------------------------------

COMMON STOCKS (--%)
ISSUER                                            SHARES                   VALUE(A)
OIL, GAS & CONSUMABLE FUELS (--%)
Link Energy LLC Unit                              1,646,684(b,k)            $23,054
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (--%)
Crown Paper Escrow                               29,470,000(b)                   29
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

TEXTILES, APPAREL & LUXURY GOODS (--%)
Arena Brands                                        111,111(b,l,q)              $--
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $18,965,223)                                                         $23,083
-----------------------------------------------------------------------------------

OTHER (0.2%)
ISSUER                                            SHARES                     VALUE(A)
OTHER FINANCIAL INSTITUTIONS
Varde Fund V LP                                  25,000,000(e,l)           $2,896,750
-------------------------------------------------------------------------------------

OTHER
(Cost: $--)                                                                $2,896,750
-------------------------------------------------------------------------------------

MONEY MARKET FUND (1.8%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund, 2.60%          25,785,738(j)          $25,785,738
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $25,785,738)                                                     $25,785,738
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $1,466,518,758)(r)                                            $1,391,225,306
===================================================================================

INVESTMENTS IN DERIVATIVES
CREDIT DEFAULT SWAP CONTRACTS OUTSTANDING AT MAY 31, 2008

                                                                                        NOTIONAL
                                REFERENCED    BUY/SELL    PAY/RECEIVE    EXPIRATION     PRINCIPAL    UNREALIZED
COUNTERPARTY                      ENTITY     PROTECTION   FIXED RATE        DATE         AMOUNT     DEPRECIATION
----------------------------------------------------------------------------------------------------------------
Lehman Brothers                 Ford Motor      Sell         6.75%      Dec. 20, 2012   $3,100,000   $(300,034)
Special Financing

NOTES TO PORTFOLIO OF INVESTMENTS

(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At May 31, 2008, the value of foreign securities represented 4.9% of net assets.

--------------------------------------------------------------------------------

 24 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At May 31, 2008, the value of these securities amounted to $267,098,579 or 18.8% of net assets.

(e) The share amount for Limited Liability Companies (LLC) or Limited Partnerships (LP) represents capital contributions.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) At May 31, 2008, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $24,444,966. See Note 1 to the financial statements.

(h) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on May 31, 2008.

(j) Affiliated Money Market Fund - See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at May 31, 2008.

(k) Investments representing 5% or more of the outstanding voting securities of the issuer. Transactions with companies that are or were affiliates during the year ended May 31, 2008 are as follows:

                                BEGINNING    PURCHASE   SALES     ENDING      DIVIDEND
ISSUER                            COST         COST     COST       COST        INCOME    VALUE(A)
-------------------------------------------------------------------------------------------------
Link Energy LLC Unit           $13,076,335    $--       $--     $13,076,335    $--       $23,054

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  25

(l)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at May 31, 2008, is as follows:

                                              ACQUISITION
SECURITY                                         DATES                     COST
----------------------------------------------------------------------------------
Arena Brands
  Common                                        09-03-92                $5,888,888
Great Lakes Gaming of Michigan
  Term Loan
  9.00% 2012                             03-01-07 thru 09-15-07          8,988,699
United Artists Theatre Circuit
  Pass-Through Ctfs Series BB5
  9.30% 2015                             12-08-95 thru 04-03-02          6,427,710
United Artists Theatre Circuit
  Pass-Through Ctfs Series BC3
  9.30% 2015                                    12-06-01                 1,749,146
Varde Fund V LP                          04-27-00 thru 06-19-00                 --*

     * The original cost for this position in fiscal year 2004 was $25,000,000. From Sept. 29, 2004 through March 7, 2005, $25,000,000 was returned to the fund in the form of return of capital.

(m) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.

(n) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(o) Represents a senior loan purchased on a when-issued or delayed-delivery basis. Certain details associated with this purchase are not known prior to the settlement date of the transaction. In addition, senior loans typically trade without accrued interest and therefore a weighted average coupon rate is not available prior to settlement. At settlement, if still unknown, the borrower or counterparty will provide the Fund with the final weighted average coupon rate and maturity date.

(p) At May 31, 2008, the Fund had unfunded senior loan commitments pursuant to the terms of the loan agreement. The Fund receives a stated coupon rate until the borrower draws on the loan commitment, at which time the rate will become the stated rate in the loan agreement.

                                                                    UNFUNDED
BORROWER                                                           COMMITMENT
-----------------------------------------------------------------------------
Fontainebleau Las Vegas                                            $5,497,628

(q)  Negligible market value.

(r) At May 31, 2008, the cost of securities for federal income tax purposes was $1,457,911,237 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $20,165,380
Unrealized depreciation                                            (86,851,311)
------------------------------------------------------------------------------
Net unrealized depreciation                                       $(66,685,931)
------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 26 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  27

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
MAY 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers (identified cost $1,427,656,685)        $ 1,365,416,514
   Affiliated money market fund (identified cost
   $25,785,738)                                                      25,785,738
   Other affiliated issuers (identified cost $13,076,335)                23,054
-------------------------------------------------------------------------------
Total investments in securities (identified cost
   $1,466,518,758)                                                1,391,225,306
Capital shares receivable                                               669,045
Dividends and accrued interest receivable                            28,357,919
Receivable for investment securities sold                            40,109,356
Cash deposits and collateral held with brokers                          509,000
Other receivable                                                        220,452
-------------------------------------------------------------------------------
Total assets                                                      1,461,091,078
-------------------------------------------------------------------------------
LIABILITIES
Disbursements in excess of cash                                          72,293
Dividends payable to shareholders                                       657,748
Capital shares payable                                                2,823,450
Payable for investment securities purchased                          34,968,531
Unrealized depreciation on swap contracts                               300,034
Accrued investment management services fees                              22,670
Accrued distribution fees                                               291,343
Accrued transfer agency fees                                              2,359
Accrued administrative services fees                                      2,540
Accrued plan administration services fees                                   179
Other accrued expenses                                                  217,311
-------------------------------------------------------------------------------
Total liabilities                                                    39,358,458
-------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $ 1,421,732,620
===============================================================================

--------------------------------------------------------------------------------

 28 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

MAY 31, 2008

REPRESENTED BY
Capital stock -- $.01 par value                                 $     5,198,960
Additional paid-in capital                                        2,860,222,758
Excess of distributions over net investment income                   (1,470,509)
Accumulated net realized gain (loss)                             (1,366,845,555)
Unrealized appreciation (depreciation) on investments and on translation of assets and liabilities in foreign
   currencies                                                       (75,373,034)
-------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $ 1,421,732,620
===============================================================================

Net assets applicable to outstanding
   shares:                                  Class A                          $ 1,133,624,554
                                            Class B                          $   173,554,717
                                            Class C                          $    18,643,745
                                            Class I                          $    72,462,449
                                            Class R2                         $         8,713
                                            Class R3                         $         4,652
                                            Class R4                         $       919,275
                                            Class R5                         $         4,640
                                            Class W                          $    22,509,875
Net asset value per share of outstanding
   capital stock:                           Class A shares(1)  414,428,945   $          2.74
                                            Class B shares      63,456,498   $          2.74
                                            Class C shares       6,860,137   $          2.72
                                            Class I shares      26,516,567   $          2.73
                                            Class R2 shares          3,175   $          2.74
                                            Class R3 shares          1,695   $          2.74
                                            Class R4 shares        336,077   $          2.74
                                            Class R5 shares          1,695   $          2.74
                                            Class W shares       8,291,217   $          2.71
--------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $2.88. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 4.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  29

STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2008

INVESTMENT INCOME
Income:
Interest                                                        $ 142,173,524
Income distributions from affiliated money market fund              3,405,074
Fee income from securities lending                                     71,335
   Less foreign taxes withheld                                        (79,552)
-----------------------------------------------------------------------------
Total income                                                      145,570,381
-----------------------------------------------------------------------------
Expenses:
Investment management services fees                                 9,610,810
Distribution fees
   Class A                                                          3,139,852
   Class B                                                          2,195,630
   Class C                                                            211,821
   Class R2                                                                27
   Class R3                                                                11
   Class W                                                            140,313
Transfer agency fees
   Class A                                                          1,998,209
   Class B                                                            368,434
   Class C                                                             34,645
   Class R2                                                                 3
   Class R3                                                                 3
   Class R4                                                               541
   Class R5                                                                 3
   Class W                                                            112,250
Administrative services fees                                        1,069,014
Plan administration services fees
   Class R2                                                                13
   Class R3                                                                11
   Class R4                                                             2,706
Compensation of board members                                          30,744
Custodian fees                                                        129,000
Printing and postage                                                  306,795
Registration fees                                                     131,426
Professional fees                                                     101,105
Other                                                                 491,431
-----------------------------------------------------------------------------
Total expenses                                                     20,074,797
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                                 (436,122)
   Earnings and bank fee credits on cash balances                     (88,594)
-----------------------------------------------------------------------------
Total net expenses                                                 19,550,081
-----------------------------------------------------------------------------
Investment income (loss) -- net                                   126,020,300
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------

 30 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

YEAR ENDED MAY 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions                                        $ (64,808,618)
   Swap transactions                                               (8,523,183)
-----------------------------------------------------------------------------
Net realized gain (loss) on investments                           (73,331,801)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and liabilities
   in foreign currencies                                         (113,650,004)
-----------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            (186,981,805)
-----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $ (60,961,505)
=============================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  31

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MAY 31,                                          2008              2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                        $  126,020,300    $  134,476,976
Net realized gain (loss) on investments                   (73,331,801)       41,778,854
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                     (113,650,004)       56,295,791
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                             (60,961,505)      232,551,621
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (92,027,977)     (115,403,008)
      Class B                                             (14,410,322)      (23,882,544)
      Class C                                              (1,392,372)       (1,787,914)
      Class I                                              (8,054,105)       (7,229,447)
      Class R2                                                   (369)             (163)
      Class R3                                                   (344)             (170)
      Class R4                                                (82,390)          (77,989)
      Class R5                                                   (363)             (181)
      Class W                                              (4,192,045)         (199,220)
   Tax return of capital
      Class A                                                 (40,163)               --
      Class B                                                  (6,289)               --
      Class C                                                    (608)               --
      Class I                                                  (3,515)               --
      Class R4                                                    (36)               --
      Class W                                                  (1,829)               --
---------------------------------------------------------------------------------------
Total distributions                                      (120,212,727)     (148,580,636)
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 32 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

YEAR ENDED MAY 31,                                          2008              2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
   Class A shares                                      $  196,422,904    $  210,763,226
   Class B shares                                          18,833,838        37,023,271
   Class C shares                                           2,467,245         3,433,741
   Class I shares                                          42,473,426       134,595,782
   Class R2 shares                                              4,052             5,000
   Class R3 shares                                                 --             5,000
   Class R4 shares                                            435,232           714,463
   Class R5 shares                                                 --             5,000
   Class W shares                                         112,121,312        32,756,464
Reinvestment of distributions at net asset value
   Class A shares                                          69,001,568        85,786,874
   Class B shares                                          11,411,686        18,654,193
   Class C shares                                           1,125,071         1,397,368
   Class I shares                                           8,139,335         7,136,479
   Class R2 shares                                                 38                --
   Class R4 shares                                             83,570            77,173
   Class W shares                                           4,214,685           167,473
Payments for redemptions
   Class A shares                                        (460,100,793)     (433,987,084)
   Class B shares                                        (151,878,801)     (181,032,353)
   Class C shares                                          (8,296,094)       (8,118,318)
   Class I shares                                         (63,573,729)      (73,179,368)
   Class R2 shares                                               (183)               --
   Class R4 shares                                           (734,634)         (299,579)
   Class W shares                                        (116,812,442)       (2,950,937)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                          (334,662,714)     (167,046,132)
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                  (515,836,946)      (83,075,147)
Net assets at beginning of year                         1,937,569,566     2,020,644,713
---------------------------------------------------------------------------------------
Net assets at end of year                              $1,421,732,620    $1,937,569,566
=======================================================================================
Undistributed (excess of distributions over) net
   investment income                                   $   (1,470,509)   $    1,192,661
---------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource High Yield Bond Fund (the Fund) is a series of RiverSource High Yield Income Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource High Yield Income Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in high-yielding, high risk corporate bonds, commonly known as junk bonds.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At May 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

--------------------------------------------------------------------------------

 34 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At May 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. Prior to July 12, 2007, the Fund limited the percent held in securities and other instruments that were illiquid to 10% of the Fund's net assets. The aggregate value of such securities at May 31, 2008 was $20,762,401 representing 1.46% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT 35 disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS AND UNFUNDED LOAN COMMITMENTS

Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-commitments. At May 31, 2008, the Fund has outstanding when-issued securities of $19,564,135 and other forward-commitments of $4,880,831.

The Fund may enter into certain credit agreements, all or a portion of which may be unfunded. The Fund is obligated to fund these loan commitments at the borrower's discretion. These commitments are disclosed in the Portfolio of Investments. At May 31, 2008, the Fund has entered into unfunded loan commitments of $5,497,628.

INVESTMENTS IN LOANS

The senior loans acquired by the Fund typically take the form of a direct lending relationship with the borrower acquired through an assignment of another lender's interest in a loan. The lead lender in a typical corporate loan syndicate administers the loan and monitors collateral. In the event that the lead lender becomes insolvent, enters FDIC receivership, or, if not FDIC insured, enters into bankruptcy, the Fund may incur certain costs and delays in realizing payment, or may suffer a loss of principal and/or interest. Loans are typically secured but may be unsecured. The primary risk arising from investing in subordinated loans or in unsecured loans is the potential loss in the event of default by the issuer of the loans.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option

--------------------------------------------------------------------------------

 36 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At May 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At May 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT 37 using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At May 31, 2008, the Fund had no outstanding forward foreign currency contracts.

CMBS TOTAL RETURN SWAP TRANSACTIONS

The Fund may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of commercial mortgage-backed securities. Under the terms of the swaps, the Fund either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Fund agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the Fund. At May 31, 2008, the Fund had no outstanding CMBS total return swap contracts.

CREDIT DEFAULT SWAP TRANSACTIONS

The Fund may enter into credit default swap contracts to increase or decrease its credit exposure to an issuer, obligation, portfolio, or index of issuers or obligations, to hedge its exposure on an obligation that it owns or in lieu of selling such obligations. As the purchaser of a credit default swap contract, the Fund purchases protection by paying a periodic interest rate on the notional amount to the counterparty. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized loss upon payment. If the credit event specified in the contract occurs, the Fund will be required to deliver either the referenced obligation or an equivalent cash amount to the protection seller and in exchange the Fund will receive the notional amount from the seller. The difference between the value of the obligation delivered and the notional amount received will be recorded as a realized gain (loss). As the seller of a credit default swap contract, the Fund sells protection to a buyer and will generally receive a periodic interest rate on the notional amount. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized gain upon receipt of the payment. If the credit event

--------------------------------------------------------------------------------

 38 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT specified in the contract occurs, the Fund will receive the referenced obligation or an equivalent cash amount in exchange for the payment of the notional amount to the protection buyer. The difference between the value of the obligation received and the notional amount paid will be recorded as a realized gain (loss). As a protection seller, the maximum amount of the payment made by the Fund may equal the notional amount, at par, of the underlying index or security as a result of the related credit event.

The notional amounts of credit default swap contracts are not recorded in the financial statements. Any premium paid or received by the Fund upon entering into a credit default swap contract is recorded as an asset or liability and amortized daily as a component of realized gain (loss) on the Statement of Operations. At May 31, 2008, there were no credit default swap contracts outstanding which had a premium paid or received by the Fund. Credit default swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time a realized gain (loss) is recorded.

Credit default swap contracts can involve greater risks than if a fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to counterparty credit risk, leverage risk, hedging risk, correlation risk and liquidity risk. The Fund will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

The Fund has adopted Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," which is effective for fiscal periods beginning after Dec. 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT 39 likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of recognition of unrealized appreciation (depreciation) for certain derivative investments, investments in partnerships, post-October losses, market discount and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $8,523,183 and accumulated net realized loss has been decreased by $58,996,948 resulting in a net reclassification adjustment to decrease paid-in capital by $50,473,765.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MAY 31,                                  2008           2007*
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income........................    $92,027,977    $115,403,008
      Long-term capital gain.................             --              --
      Tax return of capital..................         40,163              --
CLASS B
Distributions paid from:
      Ordinary income........................     14,410,322      23,882,544
      Long-term capital gain.................             --              --
      Tax return of capital..................          6,289              --
CLASS C
Distributions paid from:
      Ordinary income........................      1,392,372       1,787,914
      Long-term capital gain.................             --              --
      Tax return of capital..................            608              --
CLASS I
Distributions paid from:
      Ordinary income........................      8,054,105       7,229,447
      Long-term capital gain.................             --              --
      Tax return of capital..................          3,515              --

--------------------------------------------------------------------------------

 40 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

YEAR ENDED MAY 31,                                  2008           2007*
----------------------------------------------------------------------------
CLASS R2
Distributions paid from:
      Ordinary income........................    $       369    $        163
      Long-term capital gain.................             --              --
      Tax return of capital..................             --              --
CLASS R3
Distributions paid from:
      Ordinary income........................            344             170
      Long-term capital gain.................             --              --
      Tax return of capital..................             --              --
CLASS R4
Distributions paid from:
      Ordinary income........................         82,390          77,989
      Long-term capital gain.................             --              --
      Tax return of capital..................             36              --
CLASS R5
Distributions paid from:
      Ordinary income........................            363             181
      Long-term capital gain.................             --              --
      Tax return of capital..................             --              --
CLASS W
Distributions paid from:
      Ordinary income........................      4,192,045         199,220
      Long-term capital gain.................             --              --
      Tax return of capital..................          1,829              --

* Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to May 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to May 31, 2007.

At May 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income...........................    $            --
Undistributed accumulated long-term gain................    $            --
Accumulated realized loss...............................    $(1,376,549,063)
Unrealized appreciation (depreciation)..................    $   (66,482,287)

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT 41 derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of May 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning June 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income, if any, is recognized on the ex-dividend date. Non-cash dividends or interest included in investment income, if any, are recorded at the fair market value of the security received. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily. The Fund may place a debt security on non-accrual status and reduce related interest income when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. A defaulted debt security is removed from non-accrual status when the issuer resumes interest payments or when collectibility of interest is reasonably assured.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.59% to

--------------------------------------------------------------------------------

 42 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

0.36% annually as the Fund's assets increase. The management fee for the year ended May 31, 2008 was 0.58% of the Fund's average daily net assets.

ADMINISTRATIVE SERVICES FEES

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase. The fee for the year ended May 31, 2008 was 0.07% of the Fund's average daily net assets.

OTHER FEES

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended May 31, 2008, other expenses paid to the company were $8,708.

COMPENSATION OF BOARD MEMBERS

Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $20.50 for Class A, $21.50 for Class B and $21.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  43

PLAN ADMINISTRATION SERVICES FEES

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

SALES CHARGES

Sales charges received by the Distributor for distributing Fund shares were $698,296 for Class A, $180,498 for Class B and $3,313 for Class C for the year ended May 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES

For the year ended May 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.....................................................        1.10%
Class B.....................................................        1.86
Class C.....................................................        1.86
Class I.....................................................        0.69
Class R2....................................................        1.25
Class R3....................................................        0.99
Class R4....................................................        0.76
Class R5....................................................        0.75
Class W.....................................................        1.14

The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4....................................................    $445

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2....................................................    $   13
Class R3....................................................        11
Class R4....................................................     2,091

--------------------------------------------------------------------------------

 44 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

Under an agreement which was effective until May 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), would not exceed the following percentage of the Fund's average daily net assets:

Class R4....................................................        0.95%

Effective June 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until May 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*) will not exceed the following percentage of the Fund's average daily net assets:

Class A.....................................................        1.02%
Class B.....................................................        1.78
Class C.....................................................        1.77
Class I.....................................................        0.65
Class R2....................................................        1.45
Class R3....................................................        1.20
Class R4....................................................        0.95
Class R5....................................................        0.70
Class W.....................................................        1.10

In 2005, the Fund received an amended 2003 K-1, for a partnership investment, that reported a smaller loss allocable to the Fund than originally reported. The resulting change to investment income caused taxable dividends on 2004 Forms 1099-DIV to be understated. To resolve this matter, the Fund entered into a closing agreement and in August 2007 paid $433,562 to the Internal Revenue Service. This amount is included in other expenses on the Statement of Operations. Ameriprise Financial reimbursed the Fund for this payment. This amount is included in expenses waived/reimbursed by the Investment Manager and its affiliates on the Statement of Operations.
* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS

During the year ended May 31, 2008, the Fund's custodian and transfer agency fees were reduced by $88,594 as a result of earnings and bank fee credits from overnight cash balances.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $1,013,095,267 and $1,313,559,086, respectively, for the

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT 45 year ended May 31, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $71,335 for the year ended May 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $781 for the year ended May 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At May 31, 2008, the Fund had no securities out on loan.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                 YEAR ENDED MAY 31, 2008
                                           ISSUED FOR
                                           REINVESTED                              NET
                               SOLD       DISTRIBUTIONS      REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                     69,812,179     24,649,149      (164,712,404)       (70,251,076)
Class B                      6,671,784      4,066,883       (53,611,257)       (42,872,590)
Class C                        885,681        404,210        (2,987,355)        (1,697,464)
Class I                     14,766,534      2,910,381       (23,351,195)        (5,674,280)
Class R2                         1,533             14               (67)             1,480
Class R4                       154,704         29,801          (263,793)           (79,288)
Class W                     39,481,557      1,512,140       (42,718,599)        (1,724,902)
----------------------------------------------------------------------------------------------

                                                 YEAR ENDED MAY 31, 2007
                                           ISSUED FOR
                                           REINVESTED                              NET
                               SOLD       DISTRIBUTIONS      REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                     72,287,474     29,211,824      (147,814,504)       (46,315,206)
Class B                     12,602,733      6,358,244       (62,324,222)       (43,363,245)
Class C                      1,170,753        479,108        (2,788,522)        (1,138,661)
Class I                     46,093,859      2,418,928       (24,630,726)        23,882,061
Class R2*                        1,695             --                --              1,695
Class R3*                        1,695             --                --              1,695
Class R4                       242,099         26,192          (100,449)           167,842
Class R5*                        1,695             --                --              1,695
Class W**                   10,946,268         55,840          (985,989)        10,016,119
----------------------------------------------------------------------------------------------

  * For the period from Dec. 11, 2006 (inception date) to May 31, 2007. ** For the period from Dec. 1, 2006 (inception date) to May 31, 2007.

5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's

--------------------------------------------------------------------------------

 46 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $748,072,445 and $835,284,038, respectively, for the year ended May 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at May 31, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended May 31, 2008.

7. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $1,320,916,274 at May 31, 2008, that if not offset by capital gains will expire as follows:

    2009           2010           2011          2014          2016
$226,001,198   $517,121,802   $552,664,309   $19,078,058   $6,050,907

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At May 31, 2008, the Fund had a post-October loss of $55,632,789 that is treated for income tax purposes as occurring on June 1, 2008.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  47

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/ Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K

--------------------------------------------------------------------------------

 48 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  49

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,                2008           2007           2006           2005           2004
Net asset value, beginning of period      $3.02          $2.89          $2.86          $2.74          $2.62
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .22(b)         .20            .20            .19            .21
Net gains (losses) (both realized and
 unrealized)                               (.29)           .15            .03            .12            .11
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.07)           .35            .23            .31            .32
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.21)          (.22)          (.20)          (.19)          (.20)
Tax return of capital                       .00(c)          --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.21)          (.22)          (.20)          (.19)          (.20)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.02          $2.89          $2.86          $2.74
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $1,134         $1,463         $1,535         $1,735         $1,810
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.13%          1.08%          1.08%          1.04%          1.04%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)          1.10%          1.08%          1.08%          1.04%          1.04%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              7.71%          6.94%          6.78%          6.67%          7.47%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%            93%           105%           140%
-----------------------------------------------------------------------------------------------------------
Total return(h)                          (2.40%)        12.77%(i)       8.27%         11.56%         12.51%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c)  Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(h)  Total return does not reflect payment of a sales charge.
(i) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.

--------------------------------------------------------------------------------

 50 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $3.02          $2.89          $2.86          $2.74          $2.62
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .19(b)         .18            .18            .17            .19
Net gains (losses) (both realized and
 unrealized)                               (.29)           .15            .03            .12            .11
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.10)           .33            .21            .29            .30
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.20)          (.18)          (.17)          (.18)
Tax return of capital                       .00(c)          --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.18)          (.20)          (.18)          (.17)          (.18)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.02          $2.89          $2.86          $2.74
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $174           $321           $433           $629           $781
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.89%          1.84%          1.83%          1.79%          1.80%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)          1.86%          1.84%          1.83%          1.79%          1.80%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              6.92%          6.18%          6.00%          5.92%          6.70%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%            93%           105%           140%
-----------------------------------------------------------------------------------------------------------
Total return(h)                          (3.17%)        11.91%(i)       7.45%         10.72%         11.66%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c)  Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.85% for the year ended May 31, 2008.
(h)  Total return does not reflect payment of a sales charge.
(i) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  51

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $3.00          $2.87          $2.84          $2.73          $2.61
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .19(b)         .18            .18            .17            .19
Net gains (losses) (both realized and
 unrealized)                               (.29)           .15            .03            .11            .11
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.10)           .33            .21            .28            .30
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.20)          (.18)          (.17)          (.18)
Tax return of capital                       .00(c)          --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.18)          (.20)          (.18)          (.17)          (.18)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.72          $3.00          $2.87          $2.84          $2.73
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $19            $26            $28            $36            $39
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.88%          1.83%          1.83%          1.79%          1.80%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)          1.86%          1.83%          1.83%          1.79%          1.80%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              6.95%          6.18%          6.02%          5.92%          6.71%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%            93%           105%           140%
-----------------------------------------------------------------------------------------------------------
Total return(h)                          (3.21%)        11.95%(i)       7.47%         10.35%         11.71%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c)  Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.85% for the year ended May 31, 2008.
(h)  Total return does not reflect payment of a sales charge.
(i) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.

--------------------------------------------------------------------------------

 52 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005        2004(B)
Net asset value, beginning of period      $3.02          $2.89          $2.86          $2.74          $2.83
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .23(c)         .21            .21            .21            .08
Net gains (losses) (both realized and
 unrealized)                               (.30)           .16            .03            .11           (.11)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.07)           .37            .24            .32           (.03)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.22)          (.24)          (.21)          (.20)          (.06)
Tax return of capital                       .00(d)          --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.22)          (.24)          (.21)          (.20)          (.06)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.73          $3.02          $2.89          $2.86          $2.74
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $72            $97            $24            $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)               .72%           .67%           .69%           .64%           .65%(g)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)           .69%           .67%           .69%           .64%           .65%(g)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              8.13%          7.37%          7.49%          7.06%          7.30%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%            93%           105%           140%
-----------------------------------------------------------------------------------------------------------
Total return                             (2.36%)        13.21%(j)       8.69%         11.97%         (1.39%)(k)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to May 31, 2004.
(c) Per share amount has been calculated using the average shares outstanding method.
(d)  Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g)  Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(j) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.
(k)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  53

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008           2007(B)
Net asset value, beginning of period      $3.02          $2.95
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .21(c)         .11
Net gains (losses) (both realized and
 unrealized)                               (.29)           .05
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.08)           .16
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)          (.09)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.02
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.51%          1.45%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)          1.25%          1.45%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              7.63%          6.58%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%
-----------------------------------------------------------------------------------------------------------
Total return                             (2.75%)         5.72%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

 54 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008           2007(B)
Net asset value, beginning of period      $3.02          $2.95
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .22(c)         .11
Net gains (losses) (both realized and
 unrealized)                               (.29)           .06
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.07)           .17
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.21)          (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.02
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.26%          1.20%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .99%          1.20%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              7.82%          6.84%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%
-----------------------------------------------------------------------------------------------------------
Total return                             (2.47%)         5.85%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  55

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $3.01          $2.89          $2.86          $2.74          $2.62
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .23(b)         .21            .21            .20            .21
Net gains (losses) (both realized and
 unrealized)                               (.29)           .14            .02            .12            .12
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.06)           .35            .23            .32            .33
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.21)          (.23)          (.20)          (.20)          (.21)
Tax return of capital                       .00(c)          --             --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.21)          (.23)          (.20)          (.20)          (.21)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.01          $2.89          $2.86          $2.74
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $1             $1             $1             $1             $1
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.02%           .94%           .90%           .87%           .88%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)           .76%           .93%           .90%           .87%           .88%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              8.07%          7.10%          6.96%          6.84%          7.60%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%            93%           105%           140%
-----------------------------------------------------------------------------------------------------------
Total return                             (1.87%)        12.56%(h)       8.45%         11.75%         12.67%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c)  Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(g) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.75% for the year ended May 31, 2008.
(h) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.

--------------------------------------------------------------------------------

 56 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008           2007(B)
Net asset value, beginning of period      $3.02          $2.95
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .22(c)         .12
Net gains (losses) (both realized and
 unrealized)                               (.28)           .05
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.06)           .17
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.22)          (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.74          $3.02
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .78%           .71%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .75%           .71%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              8.06%          7.33%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%
-----------------------------------------------------------------------------------------------------------
Total return                             (2.06%)         6.09%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  57

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008           2007(B)
Net asset value, beginning of period      $3.00          $2.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .21(c)         .11
Net gains (losses) (both realized and
 unrealized)                               (.30)           .07
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.09)           .18
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)          (.12)
Tax return of capital                       .00(d)          --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.20)          (.12)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $2.71          $3.00
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $23            $30
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)              1.17%          1.06%(g)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)          1.14%          1.06%(g)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              7.59%          6.05%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     64%            95%
-----------------------------------------------------------------------------------------------------------
Total return                             (2.87%)         6.20%(j)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to May 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d)  Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g)  Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.13% for the year ended May 31, 2008.
(j)  Not annualized.

--------------------------------------------------------------------------------

 58 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE HIGH YIELD BOND FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource High Yield Bond Fund (the Fund), of the RiverSource High Yield Income Series, Inc., as of May 31, 2008, and the related statements of operations, changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through May 31, 2007, were audited by other auditors whose report dated July 20, 2007, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of May 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  59

In our opinion, the 2008 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource High Yield Bond Fund of the RiverSource High Yield Income Series, Inc. at May 31, 2008, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                             /s/ Ernst & Young
LLP
Minneapolis, Minnesota
July 22, 2008

--------------------------------------------------------------------------------

 60 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2008

CLASS A

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01800
July 25, 2007...............................................         0.01780
Aug. 24, 2007...............................................         0.01750
Sept. 24, 2007..............................................         0.01850
Oct. 26, 2007...............................................         0.01950
Nov. 26, 2007...............................................         0.02000
Dec. 17, 2007...............................................         0.01800
Jan. 28, 2008...............................................         0.01910
Feb. 27, 2008...............................................         0.01580
March 27, 2008..............................................         0.01430
April 28, 2008..............................................         0.01410
May 28, 2008................................................         0.01379
Total distributions(a)......................................        $0.20639

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  61

CLASS B

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01607
July 25, 2007...............................................         0.01591
Aug. 24, 2007...............................................         0.01573
Sept. 24, 2007..............................................         0.01666
Oct. 26, 2007...............................................         0.01757
Nov. 26, 2007...............................................         0.01816
Dec. 17, 2007...............................................         0.01677
Jan. 28, 2008...............................................         0.01669
Feb. 27, 2008...............................................         0.01413
March 27, 2008..............................................         0.01272
April 28, 2008..............................................         0.01232
May 28, 2008................................................         0.01208
Total distributions(a)......................................        $0.18481

CLASS C

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01598
July 25, 2007...............................................         0.01587
Aug. 24, 2007...............................................         0.01564
Sept. 24, 2007..............................................         0.01656
Oct. 26, 2007...............................................         0.01747
Nov. 26, 2007...............................................         0.01806
Dec. 17, 2007...............................................         0.01668
Jan. 28, 2008...............................................         0.01660
Feb. 27, 2008...............................................         0.01405
March 27, 2008..............................................         0.01265
April 28, 2008..............................................         0.01225
May 28, 2008................................................         0.01202
Total distributions(a)......................................        $0.18383

--------------------------------------------------------------------------------

 62 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS I

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01901
July 25, 2007...............................................         0.01875
Aug. 24, 2007...............................................         0.01844
Sept. 24, 2007..............................................         0.01948
Oct. 26, 2007...............................................         0.02052
Nov. 26, 2007...............................................         0.02097
Dec. 17, 2007...............................................         0.01865
Jan. 28, 2008...............................................         0.02038
Feb. 27, 2008...............................................         0.01670
March 27, 2008..............................................         0.01516
April 28, 2008..............................................         0.01506
May 28, 2008................................................         0.01470
Total distributions(a)......................................        $0.21782

CLASS R2

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................         0.01697
July 25, 2007...............................................         0.01683
Aug. 24, 2007...............................................         0.01651
Sept. 24, 2007..............................................         0.01756
Oct. 26, 2007...............................................         0.01852
Nov. 26, 2007...............................................         0.01906
Dec. 17, 2007...............................................         0.01739
Jan. 28, 2008...............................................         0.01791
Feb. 27, 2008...............................................         0.01503
March 27, 2008..............................................         0.01355
April 28, 2008..............................................         0.01411
May 28, 2008................................................         0.01323
Total distributions.........................................        $0.19667

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  63

CLASS R3

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................         0.01763
July 25, 2007...............................................         0.01749
Aug. 24, 2007...............................................         0.01717
Sept. 24, 2007..............................................         0.01824
Oct. 26, 2007...............................................         0.01921
Nov. 26, 2007...............................................         0.01972
Dec. 17, 2007...............................................         0.01783
Jan. 28, 2008...............................................         0.01869
Feb. 27, 2008...............................................         0.01558
March 27, 2008..............................................         0.01406
April 28, 2008..............................................         0.01544
May 28, 2008................................................         0.01404
Total distributions.........................................        $0.20510

CLASS R4

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01825
July 25, 2007...............................................         0.01811
Aug. 24, 2007...............................................         0.01785
Sept. 24, 2007..............................................         0.01884
Oct. 26, 2007...............................................         0.01983
Nov. 26, 2007...............................................         0.02033
Dec. 17, 2007...............................................         0.01825
Jan. 28, 2008...............................................         0.01957
Feb. 27, 2008...............................................         0.01615
March 27, 2008..............................................         0.01465
April 28, 2008..............................................         0.01585
May 28, 2008................................................         0.01463
Total distributions(a)......................................        $0.21231

--------------------------------------------------------------------------------

 64 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

CLASS R5

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01887
July 25, 2007...............................................         0.01861
Aug. 24, 2007...............................................         0.01828
Sept. 24, 2007..............................................         0.01938
Oct. 26, 2007...............................................         0.02041
Nov. 26, 2007...............................................         0.02087
Dec. 17, 2007...............................................         0.01859
Jan. 28, 2008...............................................         0.02021
Feb. 27, 2008...............................................         0.01661
March 27, 2008..............................................         0.01506
April 28, 2008..............................................         0.01495
May 28, 2008................................................         0.01457
Total distributions.........................................        $0.21641

CLASS W

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................           0.00%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01772
July 25, 2007...............................................         0.01755
Aug. 24, 2007...............................................         0.01726
Sept. 24, 2007..............................................         0.01827
Oct. 26, 2007...............................................         0.01925
Nov. 26, 2007...............................................         0.01977
Dec. 17, 2007...............................................         0.01783
Jan. 28, 2008...............................................         0.01885
Feb. 27, 2008...............................................         0.01563
March 27, 2008..............................................         0.01416
April 28, 2008..............................................         0.01391
May 28, 2008................................................         0.01360
Total distributions(b)......................................        $0.20380

(a)  $0.0001 per share represents a tax return of capital.
(b)  $0.0002 per share represents a tax return of capital.

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  65

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 101 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 66 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  67

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 48                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 68 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  69

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the

--------------------------------------------------------------------------------

 70 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board observed that the Fund's expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  71

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY
VOTING ----------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 72 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board observed that the Fund's expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

--------------------------------------------------------------------------------

                      RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT  71

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY
VOTING ----------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 72 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 ANNUAL REPORT

     RIVERSOURCE HIGH YIELD BOND FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                             S-6370 AD (7/08)